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                                                                     EXHIBIT 5.1

                                  LEGAL OPINION



Stewart & Stevenson Services, Inc.
Houston, Texas

As Managing Attorney for Stewart & Stevenson Services, Inc. (the "Company"), a Texas corporation, I have participated in the preparation and adoption of the Stewart & Stevenson Services, Inc. Amended and Restated 1996 Director Stock Plan (the "Plan") and the preparation of a Registration Statement on Form S-8 (the "Registration Statement") with respect to 350,000 shares (the "Shares") of Common Stock, without par value, of the Company to be offered to directors of the Company pursuant to grants of stock awards and options granted pursuant to the Plan.

It is my opinion that the Shares have been duly authorized and that, when issued either pursuant to a grant of a stock award or upon the exercise of an option granted pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.



/s/ WILLIAM L. MOLL, JR.
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William L. Moll
Managing Attorney
April 12, 2002